EXHIBIT 10.11.2

                         AMENDMENT 1996-1

                            THE VONS COMPANIES,INC.
                            401(k) WRAPAROUND PLAN


          WHEREAS, The Vons Companies, Inc. ("Company") maintains
The Vons Companies, Inc, 401(k) Wraparound Plan ("Plan");

          WHEREAS, the Compensation Committee has the right to amend the Plan; and

          WHEREAS, the Compensation Committee now desires to amend the Plan to provide that newly-hired officers may participate in the Plan in their initial year of employment, without regard to whether their compensation will exceed the limit under Section 401(a)(17) of the Internal Revenue Code, and to conform with certain changes made to Vons Personal Choice Profit Sharing Plan;


          NOW, THEREFORE, this Amendment 1996-1 is hereby adopted effective January 1, 1996, except as specified below:


          1. The definition of Account contained in Section 2.1 is amended to read as follows:

     "Account shall mean the account maintained for each
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     Participant to reflect (i) the Compensation (and, prior to
     1995, the Profit-related Flexdollar Contributions) deferred by the Participant, (ii) the Company Match, (iii) the Discretionary Company Match, (iv) the Make-up Company Contribution, and (v) Investment Equivalents."

          2. The definition of Company Match is amended to read as follows:

     "Company Match shall mean the additional amount credited
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     to a Participant's Account as described in Section 5.2."

          3.   The definition of Compensation contained in
Section 2.1 is amended by adding the following to the end of the definition:

     "Effective January 1, 1995, Compensation means Compensation as defined in the Profit Sharing Plan, but including amounts deferred under this Plan, and without regard to the limitation under Code Section 401(a)(17)."

          4.   The following new definition of Make-up Company
Contribution is hereby added to Section 2.1:

     "Make-up Company Contribution shall mean the amount credited
      ----------------------------
      to a Participant's Account as described in Section 5.6."

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          5.   The following is hereby added to the end of the
definition of "Profit-related Flexdollar Contribution" contained in Section 1.2:

     "Effective January 1, 1995, there shall be no further
      Profit-related Flexdollar Contributions to this Plan. Any reference to Profit-related Flexdollar Contributions shall apply only to such contributions made prior to January 1, 1995."

          6.   The following is hereby added to the end of
Article III:

     "The Compensation Committee may designate any officer of the Company who is a management or highly compensated employee as being eligible for participation in the Plan for the Plan Year during which such officer was initially employed by the Company, notwithstanding the fact that such officer's Compensation for such Plan Year does not exceed the limit under Section 401(a)(17) of the Code. Such an officer shall be considered eligible to participate in the Plan as of the date specified by the Compensation Committee, and may make the mid-year deferral election described in Section 4.2.
     For 1995 only, the Compensation Committee may also designate any officer as a Participant for purposes of the contribution described in Section 5.7; provided that officers so designated shall no be entitled to make other

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     deferral or receive allocation of other contributions for
     1995."

          7.   Section 4.1(d) is deleted.

          8. Section 5.1 is amended by adding the following to the end of the section:

     "Effective for Plan Years commencing on or after January 1, 1995, the Account for each Participant shall be credited with the Make-up Company Contribution calculated pursuant to
     Section 5.6."

          9. Section 5.2 is amended by adding the following to the end of the section:

          "Effective January 1, 1996, the Company Match shall be equal to 1% of the Participant's Contribution in excess of the limitation under Code Section 401(a)(17) applicable for the Plan Year. The Company Match shall only be allocated to Participants who contribute, for the entire Plan Year, at least 1% of their Compensation in excess of the limitation under Code Section 401(a)(17). Effective January 1, 1996, the Company Match shall be credited to the Participant's Account as of the December 31 of the Plan Year in which such amount is earned; provided, however, that the Investment Equivalents on such amounts shall commence to be credited as

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     of the following January 1.  No Company Match shall be
     credited for 1995."

          10. The following is hereby added at the end of the first paragraph of Section 5.4:

     "The new rate of return established by the Compensation Committee as a Investment Equivalent shall apply to the Make-up Company Contribution for the Plan Year for which the new rate of return is established, as well as the Make-up Company Contribution previously credited for previous Plan Years."

          11. The following new Section 5.6 is hereby added to the Plan:

     "5.6 Make-up Company Contribution.  The Plan Committee shall
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     credit the Account of each Participant described below with a Make-up Company Contribution equal to 5% (6% for 1995 only) of the Participant's Compensation in excess of the limitation under Code Section 401(a)(17) applicable to the Plan Year. A Participant is eligible for the Make-up Company Contribution in a Plan Year only if he is eligible to receive the Company contribution under the Profit Sharing Plan for such year. The Make-up Company Contribution shall be credited to the Participant's Account as of December 31 of the relevant Plan Year; provided, however, that the

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     Investment Equivalents on such amounts shall commence to be credited as of the following January 1."

          12. The following new Section 5.7 is hereby added to the Plan:

     "5.7 Company Contribution for Newly Hired Officers.  The
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     Plan Committee shall credit to the Account of those newly-
     hired officers who were designated by the Compensation Committee (pursuant to Article III) for participation in the Plan for the Plan Year during which they were initially employed, with an amount equal to 5% of all of the Participant's Compensation, plus an additional 1% of the Participant's Compensation, but the additional 1% shall only be credited if the Participant contributes at least 1% of Compensation to the Plan for the entire Plan Year. The contributions credited under this Section 5.7 shall be in lieu of the Company Match under Section 5.2 and the Make-up Company Contribution under Section 5.6. For 1995 only, an officer designated by the Compensation Committee as being eligible for the contribution described in this Section shall have 6% of his 1995 Compensation allocated to his Account."

          13. Article VI is hereby amended by adding the following to the end of the section:

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     "The Discretionary Company Match, and the Investment
     Equivalents attributed thereto, if any, credited to a Participant's Account shall vest at such times as provided under the vesting schedule contained in the Profit Sharing Plan as of January 1, 1994, without respect to any subsequent amendments to the Profit Sharing Plan."


          IN WITNESS WHEREOF, this Amendment 1996-1 is hereby
adopted this 20th day of February, 1996.
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                      THE VONS COMPANIES, INC.


                      By /s/ TERRENCE J. WALLOCK
                         --------------------------------------
                             Terrence J. Wallock
                      Its    Executive Vice President,
                          -------------------------------------
                             General Counsel and Secretary

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